Exhibit 99.1
                                                                    ------------

[PARAGON LETTERHEAD]                                                        News


FOR:          PARAGON TECHNOLOGIES, INC.

CONTACTS:     Len Yurkovic, President and CEO
              610-252-3205
              610-252-3102 (Fax)
              www.ptgamex.com
              ---------------




              PARAGON TECHNOLOGIES REPORTS PROFITABLE FIRST QUARTER
                 RESULTS AND A 53% INCREASE IN BACKLOG OF ORDERS
                                    - - - - -
 Paragon Bolsters Backlog of Orders as It Marks Its Fifth Consecutive
                            Quarter of Profitability


EASTON, PA -- May 12, 2005 -- Paragon Technologies, Inc. (AMEX:PTG), a leading supplier of "smart" material handling solutions, including systems, technologies, products and services, today announced results for the first quarter ended March 31, 2005.


First Quarter Results
---------------------
During the first quarter of 2005, the Company received orders totaling approximately $16.2 million, and finished the first quarter of 2005 with a backlog of orders of approximately $17.1 million, versus an $11.2 million backlog of orders at the end of the fourth quarter of 2004.

Sales for the first quarter of 2005 were approximately $10.3 million compared to sales of approximately $10.6 million in the first quarter of 2004. Net earnings for the first quarter of 2005 were $194,000 or $.05 basic earnings per share, compared to net earnings of $341,000 or $.08 basic earnings per share in the first quarter of 2004. Earnings before interest expense, income taxes, depreciation and amortization expense ("EBITDA") for the first quarter of 2005 were $421,000 compared to $682,000 for the first quarter of 2004.

The decrease in net earnings was due to an increase in selling, general and administrative expenses for the first quarter of 2005 when compared to the first quarter of 2004. The increase in selling, general and administrative expenses was primarily attributable to the addition of resources aimed at expanding the customer base, and an increase in marketing and consulting expenses associated with trade shows, product promotion, and marketing research.


                                   -- MORE --

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                    600 Kuebler Road o Easton, PA 18040-9295
                      Tel: 610-252-3205 o Fax: 610-252-3102
                                 www.ptgamex.com

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 PARAGON TECHNOLOGIES                                                    Page 2
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The Company ended the first quarter with a strong Balance Sheet. As of March 31,
2005, the current ratio remains strong at 2.02, while working capital approximates $7.1 million.

Len Yurkovic, Paragon's President and Chief Executive Officer, commented, "The results for the first quarter of 2005 mark the fifth consecutive quarter of profitability for Paragon. We are pleased with our strong balance sheet. Also, we are delighted with the 92% increase in the level of orders at $16.2 million received during the first quarter of 2005 as compared to $8.5 million of orders received during the first quarter of 2004. This has led to the highest level of backlog that we have seen in several years. Paragon expects this positive trend to continue in the second quarter of 2005. We have made significant sales and marketing investments, which are resulting in strong quoting and closing activity in the targeted sectors of the large automated material handling marketplace. Our focus remains clear: sell new advanced applications and optimization solutions to our traditional client base to upgrade their systems and provide smart information versus primarily mechanical applications, while aggressively pursuing opportunities where our automation expertise is exactly what our customers want. There is a genuine demand for automation solutions that increase productivity and quality, and Paragon has gained the reputation and has the capability to fill that need."

The Company will host a conference call to discuss these results on Thursday, May 12, 2005 at 11:00 a.m. EDT. To participate in the call, please dial 800-895-1713 and ask for the Paragon Technologies teleconference. Simultaneous with the conference call, an audio webcast of the call will be available via a link on the Paragon website, www.ptgamex.com.



About Paragon Technologies

Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. Ermanco's branded conveyor technologies and material handling solutions address the needs of the distribution, assembly, and manufacturing marketplace. SI Systems' branded technologies and material handling solutions address unit assembly handling and order fulfillment applications. One of the top material handling systems suppliers worldwide, Paragon's leading clients have included the United States Postal Service, General Motors, IBM, BMG, DaimlerChrysler, Ford, Peterbilt, Harley-Davidson, Walgreens, and Clark Equipment.

                              * * *

-------------------------------
Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations.

    This press release and prior releases are available at www.ptgamex.com.


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 PARAGON TECHNOLOGIES                                                    Page 3
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                           Paragon Technologies, Inc.
                           Consolidated Balance Sheets
                             Selected Financial Data
                    (In Thousands, Except Ratio Information)

------------------------------------------------------------------------------------------------
                                                       March 31, 2005       December 31, 2004
------------------------------------------------------------------------------------------------
Cash and cash equivalents.......................       $   4,118                  3,602
Trade receivables, net..........................       $   5,715                  5,756
Inventories.....................................       $   1,627                  1,616

Current assets..................................       $  14,133                 13,802
Current liabilities.............................           6,987                  6,908
                                                          ------                 ------
  Working capital...............................       $   7,146                  6,894
                                                          ------                 ------
Current ratio...................................            2.02                   2.00
Total assets....................................       $  33,072                 32,705
Total stockholders' equity......................       $  23,516                 23,308
------------------------------------------------------------------------------------------------


                    Paragon Technologies, Inc.
               Consolidated Statements of Operations
                      Selected Financial Data
           (In Thousands, Except Per Share Information)

------------------------------------------------------------------------------------------------
                                                                    First Quarter Ended
                                                                         March 31,
                                                            ------------------------------------
                                                                  2005              2004
------------------------------------------------------------------------------------------------
Net sales................................................       $  10,308           10,576
                                                                   ======           ======
Pre-tax earnings ........................................       $     307              572
Income tax expense ......................................             113              231
                                                                   ------           ------
Net earnings ............................................       $     194              341
                                                                   ======           ======
Basic earnings per share.................................       $     .05              .08
                                                                   ======           ======
Diluted earnings per share...............................       $     .04              .08
                                                                   ======           ======
------------------------------------------------------------------------------------------------


                           Paragon Technologies, Inc.
                       Supplemental Financial Information
                    Reconciliation of Net Earnings to EBITDA
                                 (In Thousands)

------------------------------------------------------------------------------------------------
                                                                    First Quarter Ended
                                                                         March 31,
                                                            ------------------------------------
                                                                  2005              2004
------------------------------------------------------------------------------------------------
Net earnings ............................................       $     194              341
Add:   Income tax expense................................             113              231
                                                                   ------           ------
Earnings before income taxes.............................             307              572
Add:   Interest expense..................................               1                -
Add:   Depreciation and amortization
          expense........................................             113              110
                                                                   ------           ------
EBITDA                                                          $     421              682
                                                                   ======           ======
------------------------------------------------------------------------------------------------